Exhibit 10.2

[The following is a free translation of a French language Amendment to the Shareholders’ Agreement and such translation is for information purposes only, with no binding or other effect. Only such French language document governs the matters described herein.]

AMENDMENT TO THE SANOFI-SYNTHELABO SHAREHOLDERS’ AGREEMENT

By and Between the Undersigned

      TOTAL S.A., a société anonyme with a share capital of Euros 6,480,261,540, incorporated under the laws of France, having its registered office at 2, place de la Coupole, la Défense, 92400 Courbevoie, France and registered with the commercial registry of Nanterre under the number 542 051 180 and duly represented for purposes hereof by Mr. Thierry Desmarest acting in his capacity as président-directeur général,

(hereafter referred to as “Total”)

      ELF AQUITAINE, a société anonyme with a share capital of Euros 2,225,162,592, incorporated under the laws of France, having its registered office at 2, place de la Coupole, la Défense, 92400 Courbevoie, France and registered with the commercial registry of Nanterre under the number 552 120 784 and duly represented for purposes hereof by Mr. Thierry Desmarest acting in his capacity as président-directeur général,

(hereafter referred to as “Elf Aquitaine”)

      VALORISATION ET GESTION FINANCIERE, a société par actions simplifiée with a share capital of Euros 229,005 incorporated under the laws of France, having its registered office at 2, place de la Coupole, la Défense, 92400 Courbevoie, France and registered with the commercial registry of Nanterre under the number 552 120 784 and duly represented for purposes hereof by Mr. Charles Paris de Bollardière acting in his capacity as président,

(hereafter referred to as “Valorisation et Gestion Financière”)

(Total, Elf Aquitaine and Valorisation et Gestion Financière are hereafter referred to collectively as “Groupe Total”)

On the one part,

And:

      L’Oréal, a société anonyme with a share capital of Euros 135,212,432 incorporated under the laws of France, having its registered office at 14, rue Royale, 75008 Paris and registered with the commercial registry of Paris under the number 632 012 100 and duly represented for purposes hereof by Mr. Lindsay Owen-Jones acting in his capacity as président-directeur général,

(hereafter referred to as “L’Oréal”)

On the other part,

(each individually referred to as a “Party” and collectively as the “Parties”)

Recitals:

      Whereas on April 9, 1999 Elf Aquitaine, Valorisation et Gestion Financière and L’Oréal entered into a shareholders’ agreement (the “Shareholders’ Agreement”) for the purposes of governing their relations as shareholders of Sanofi-Synthelabo (the “Company”).

      Whereas, as a result of the combination of Total Fina and Elf Aquitaine in September 1999 in the context of Total Fina’s public exchange offer for Elf Aquitaine, followed in September 2000 by a minority buy-out offer (une offre publique de retrait) for Elf Aquitaine, as well as internal restructuring transactions that started in 2000, and some of which are still being implemented at this time, Elf Aquitaine and Valorisation et Gestion Financière have become “Subsidiaries” of Total within the meaning of Article 2.3 of the Shareholders’ Agreement.

      Whereas, Total, as the Groupe Total’s ultimate parent company, desires to become a Party to the Shareholders’ Agreement.

      Whereas, in addition, the signatories of this Amendment desired to modify Article 11 of the Shareholders’ Agreement in order to fix its term.

      Whereas, as a consequence whereof, the Parties agree to enter into the present Amendment (this “Amendment”), it being understood that capitalized terms which are not otherwise defined in this Amendment shall be construed in accordance with the definitions ascribed to them in the Shareholders’ Agreement.

NOW, THEREFORE, the Parties agree as follows:

Article 1 – Addition of Total as a Party to the Shareholders’ Agreement

1.1	Pursuant to the terms of this Amendment, and commencing on the date of signature hereof, Total is added to the Shareholders’ Agreement as a Party.

1.2	The initial Parties to the Shareholders’ Agreement acknowledge and accept the addition of Total as a Party to the Shareholders’ Agreement.

1.3	As a consequence of the addition of Total as a Party to the Shareholders’ Agreement and in accordance with Article 2.3 thereof:

a)	Each of Elf Aquitaine and Valorisation et Gestion Financiere, in its capacity as a Subsidiary of Total within the meaning of Article 2.3 of the Shareholders’ Agreement, confirms, to the extent necessary, and each with respect to itself, its intent to be bound by all the provisions of the Shareholders’ Agreement and, consequently, each remains individually a Party to the Shareholders’ Agreement;

b)	Total guarantees that Elf Aquitaine and Valorisation et Gestion Financiere will respect the provisions of the Shareholders’ Agreement; and

c)	Total undertakes to repurchase the respective Covered Securities (Titres Pactés) in the event that its participation in Elf Aquitaine and/or Valorisation et Gestion Financière falls below 95% of the share capital of such companies.

1.4	It is understood that all the Shares held by the Groupe Total as of the date of this Amendment are Free Securities (Titres Libres) and will remain such for purposes of the Shareholders’ Agreement, except those Shares which are considered Covered Securities (Titres Pactés), as defined under Article 1.2 of the Shareholders’ Agreement.

Article 2 – Continued Effectiveness of the Terms of the Shareholders’ Agreement

      Subject to the provisions of Articles 1 and 3 of the Amendment, the entire Agreement (including its annexes) shall remain in full force and effect and will continue to apply after the date of this Amendment, it being understood that the term “Groupe Elf Aquitaine” in the Shareholders’ Agreement shall be replaced by the term “Groupe Total” as defined in the preamble to this Amendment.

      Further, from and after the date of this Amendment, the Parties agree to replace the term “Elf Aquitaine” by the term “Total” in Section 11.3 of Article 11 of the Shareholders’ Agreement.

Article 3 – Effectiveness; Duration; Renewal

      From and after the date of this Amendment, the Parties hereby agree to modify Section 11.2 of Article 11 of the Shareholders’ Agreement in the following manner:

11.2	The Shareholders’ Agreement shall terminate on December 2, 2004. Each Party undertakes for a period of three (3) years commencing on the termination of the

Agreement to inform the other Party of any plan regarding the Transfer of Shares of the Company in an amount of 1% or more of the share capital of the Company, at least two (2) months before the closing of the planned transfer.

Article 4 – Total’s Admission to the Concert and Publication of the Amendment

4.1	As a result of its addition as a Party to the Shareholders’ Agreement, Total states it shall act “in concert” with Elf Aquitaine, Valorisation et Gestion Financière and L’Oréal with respect to the Company within the meaning of Article L.233-10 of the Commercial Code (Code de commerce).

4.2	The Parties agree to jointly present this Amendment to the Conseil des marchés financiers, or its successor, the Autorité des marchés financiers, in accordance with Article L.233-11 of the Commercial Code (Code de commerce), within five (5) trading days of the date of this Amendment, which will correspond to its date of entry into effect.

4.3	The Parties declare that they shall no longer act “in concert” with respect to the Company from and after the termination of the Shareholders’ Agreement, that is December 2, 2004.

Article 5 – Governing Law and Jurisdiction

5.1	This Amendment shall be governed by and construed in accordance with the laws of France.

5.2	Any dispute arising out of this Amendment shall be referred to and finally determined by arbitration under the same terms set forth in Article 16 of the Shareholders’ Agreement.

Made in Paris, on November 24th, 2003

In four (4) original copies,

/s/ Thierry Desmarest	/s/ Lindsay Owen-Jones

TOTAL	L’ORÉAL
Thierry Desmarest /s/ Thierry Desmarest	Lindsay Owen-Jones /s/ Charles Paris de Bollardière

ELF AQUITAINE Thierry Desmarest	VALORISATION ET GESTION FINANCIÈRE Charles Paris de Bollardière

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